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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-24701 of BHC Financial, Inc. on Form S-3 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the headings "Fiserv Selected Financial Data" and "Experts" in such Prospectus, which is part of this registration statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
May 1, 1997